--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 27, 2002


                                TALX CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



    Missouri                   000-21465                 43-0988805
    --------                   ---------                 ----------
(State or Other             (Commission File            (IRS Employer
Jurisdiction of                 Number)              Identification Number)
Incorporation)


                                1850 Borman Court
                            St. Louis, Missouri 63146
                            -------------------------
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (314) 214-7000


------------------------------------------------------------------------------

This Amendment on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by TALX Corporation (the "Company") on April 2, 2002 with respect to the Company's acquisitions of the unemployment cost management services business of Gates, McDonald & Company and James E. Frick, Inc. This Amendment is being filed for the sole purpose of filing the following Financial Statements that were previously omitted.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

See Index to Financial Statements

         (b)      PRO FORMA FINANCIAL INFORMATION

See Index to Financial Statements

         (c)      EXHIBITS

See Index to Exhibits.

                         INDEX TO FINANCIAL STATEMENTS

           Financial Statements                                                       Page
           --------------------                                                       ----
Financial Statements of James E. Frick, Inc.                                           F-2
     Report of KPMG LLP, Independent Auditors                                          F-3
     Report of Rubin, Brown, Gornstein & Co. LLP, Independent Auditors                 F-4
     Balance Sheets as of December 31, 2001 and 2000                                   F-5
     Statements of Income for the years ended December 31, 2001, 2000, and             F-6
       1999
     Statements of Stockholders' Equity for the years ended December 31, 2001,         F-7
       2000, and 1999
     Statements of Cash Flows for the years ended December 31, 2001, 2000, and         F-8
       1999
     Notes to the Financial Statements                                                 F-9
Financial Statements for the Unemployment Cost Management Services                    F-16
Business of Gates, McDonald & Company
     Report of KPMG LLP, Independent Auditors                                         F-17
     Balance Sheets as of December 31, 2001 and 2000                                  F-18
     Statements of Operations for the years ended December 31, 2001, 2000, and
       1999                                                                           F-19
     Statements of Net Investment and Advances for the years ended December 31,
       2001, 2000, and 1999                                                           F-20
     Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999    F-21
     Notes to the Financial Statements                                                F-22
Unaudited Pro Forma Combined Financial Statements                                     F-30
     Unaudited Pro Forma Combined Balance Sheet as of December 31, 2001               F-31
     Unaudited Pro Forma Combined Statement of Earnings for the nine months ended
       December 31, 2001                                                              F-32
     Unaudited Pro Forma Combined Statement of Earnings for the fiscal year ended
       March 31, 2001                                                                 F-33
     Notes to the Unaudited Pro Forma Combined Financial Statements                   F-34

                              JAMES E. FRICK, INC.

                              Financial Statements

                        December 31, 2001, 2000, and 1999

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
James E. Frick, Inc.:


We have audited the accompanying balance sheet of James E. Frick, Inc., as of December 31, 2001, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of James E. Frick, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ KPMG LLP



St. Louis, Missouri
March 15, 2002, except as to note 12, which is as of March 27, 2002

                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
James E. Frick, Inc.
St. Louis, Missouri



We have audited the accompanying balance sheet of James E. Frick, Inc., an S Corporation, as of December 31, 2000, and the related statements of income, stockholders' equity and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of James E. Frick, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.

                                          /s/ Rubin, Brown, Gornstein & Co. LLP

St. Louis, Missouri
April 2, 2001

                              JAMES E. FRICK, INC.

                                 Balance Sheets

                           December 31, 2001 and 2000

                    (in thousands, except share information)


                                    ASSETS                                            2001              2000
                                                                                --------------      --------------
Cash and cash equivalents                                                           $ 1,976               123
Accounts receivable (net of allowance for doubtful
     accounts of $178 and $100, respectively)                                         4,118             2,506
Unbilled receivables                                                                    949             1,088
Investments in trading securities                                                        --               317
Prepaid expenses and other current assets                                               351               603
                                                                                    -------            ------
                 Total current assets                                                 7,394             4,637
Property and equipment                                                                7,096             6,798
Deposits                                                                                190               165
                                                                                    -------            ------
                 Total assets                                                       $14,680            11,600
                                                                                    =======            ======
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Accounts payable                                                               $ 1,100               381
     Accrued compensation and payroll expenses                                        2,624             2,016
     Current maturities of long-term debt                                               108                --
     Current maturities of capital lease obligations                                    153               144
     Deferred revenue                                                                 1,117               546
                                                                                    -------            ------
                 Total current liabilities                                            5,102             3,087
Line of credit                                                                           --               950
Long-term debt, less current maturities                                                 135                --
Accrued rent expense                                                                    416               389
Capital lease obligations, less current maturities                                      192               345
                                                                                    -------            ------
                 Total liabilities                                                    5,845             4,771
                                                                                    -------            ------
Stockholders' equity:
     Common stock, no par value, 2,900,000 voting shares authorized, 888,500 voting shares issued, and 257,200 voting shares outstanding; 100,000 nonvoting shares authorized, no nonvoting shares
        issued and outstanding                                                            9                 9
     Additional paid-in capital                                                         362               362
     Retained earnings                                                               12,467            10,461
     Treasury stock, 631,300 voting shares, at cost                                  (4,003)           (4,003)
                                                                                    -------            ------
                 Total stockholders' equity                                           8,835             6,829
                                                                                    -------            ------
                 Total liabilities and stockholders' equity                         $14,680            11,600
                                                                                    =======            ======

See accompanying notes to financial statements.

                              JAMES E. FRICK, INC.

                              Statements of Income

                  Years ended December 31, 2001, 2000, and 1999

                                 (in thousands)


                                                  2001        2000        1999
                                              ----------   ----------   --------
Revenues:
     Contract revenues                          $39,811      32,775      30,139
     Other                                           54          15          83
                                                -------      ------      ------
                 Total revenues                  39,865      32,790      30,222
                                                -------      ------      ------
Operating expenses:
     Compensation and benefits                   24,285      20,884      19,019
     General and administrative                  12,066       9,074       8,514
     Direct selling                               1,386       1,200       1,253
                                                -------      ------      ------
                 Total operating expenses        37,737      31,158      28,786
                                                -------      ------      ------
                 Operating income                 2,128       1,632       1,436
Other expenses:
     Interest                                        65          53          40
     Miscellaneous expense                           57          --          --
                                                -------      ------      ------
                 Total other expenses               122          53          40
                                                -------      ------      ------
                 Net income                     $ 2,006       1,579       1,396
                                                =======      ======      ======


See accompanying notes to financial statements.

                              JAMES E. FRICK, INC.

                       Statements of Stockholders' Equity

                  Years ended December 31, 2001, 2000, and 1999

                    (in thousands, except share information)


                                       COMMON STOCK           ADDITIONAL                       TREASURY STOCK            TOTAL
                                -------------------------      PAID-IN       RETAINED    -------------------------    STOCKHOLDERS'
                                   SHARES         VALUE        CAPITAL       EARNINGS      SHARES         VALUE          EQUITY
                                ------------  -------------  -----------  -------------  ----------   ------------   --------------
Balance at December 31, 1998       888,500       $     9           362         7,486       620,800       $(3,675)         4,182
Purchase of treasury stock              --            --            --            --        10,500          (328)          (328)
Net income                              --            --            --         1,396            --            --          1,396
                                   -------       -------       -------       -------       -------       -------        -------
Balance at December 31, 1999       888,500             9           362         8,882       631,300        (4,003)         5,250
Net income                              --            --            --         1,579            --            --          1,579
                                   -------       -------       -------       -------       -------       -------        -------
Balance at December 31, 2000       888,500             9           362        10,461       631,300        (4,003)         6,829
Net income                              --            --            --         2,006            --            --          2,006
                                   -------       -------       -------       -------       -------       -------        -------
Balance at December 31, 2001       888,500       $     9           362        12,467       631,300       $(4,003)         8,835
                                   =======       =======       =======       =======       =======       =======        =======


See accompanying notes to financial statements.

                              JAMES E. FRICK, INC.
                            Statements of Cash Flows
                  Years ended December 31, 2001, 2000, and 1999
                                 (in thousands)

                                                                      2001                  2000                1999
                                                                     -------              -------             -------
Cash flows from operating activities:
     Net income                                                      $ 2,006               1,579               1,396
     Adjustments to reconcile net income to
        net cash provided by operating activities:
           Depreciation and amortization                               2,011               1,350                 993
           Loss on disposition of equipment                               51                  --                  14
           Change in assets and liabilities:
              Accounts receivable                                     (1,612)               (408)               (544)
              Unbilled receivables                                       139                (612)               (107)
              Other receivable                                            --                 325                (325)
              Investments in trading securities                          317                (317)                 --
              Prepaid expenses and other current
                 assets                                                  252                (163)                (41)
              Deposits                                                   (25)                 (4)                 (9)
              Accounts payable                                           719                (254)                445
              Accrued compensation and payroll
                 expenses                                                608                 386                 699
              Deferred revenue                                           571                 266                 (62)
              Accrued rent expense                                        27                 (97)                (97)
                                                                     -------             -------             -------
                    Net cash provided by operating
                       activities                                      5,064               2,051               2,362
                                                                     -------             -------             -------
Cash flows used in investing activities:
     Capital expenditures                                             (2,360)             (3,154)             (2,313)
                                                                     -------             -------             -------
Cash flows from financing activities:
     Net borrowings under line of credit agreement                      (950)                950                  --
     Payments under capital lease obligations                           (144)               (133)               (106)
     Purchase of treasury stock                                           --                  --                (328)
     Borrowing under long-term debt                                      350                  --                  --
     Payment of long-term debt                                          (107)                 --                  --
                                                                     -------             -------             -------
                    Net cash provided by (used in)
                       financing activities                             (851)                817                (434)
                                                                     -------             -------             -------
                    Net increase (decrease) in cash
                       and cash equivalents                            1,853                (286)               (385)
Cash and cash equivalents - beginning of year                            123                 409                 794
                                                                     -------             -------             -------
Cash and cash equivalents - end of year                              $ 1,976                 123                 409
                                                                     =======             =======             =======
Noncash investing and financing activities:
     Purchase of equipment through capital lease
        obligations                                                  $    --                  63                  60


See accompanying notes to financial statements.

                              JAMES E. FRICK, INC.
                          Notes to Financial Statements
                        December 31, 2001, 2000, and 1999


(1)    DESCRIPTION OF BUSINESS

       James E. Frick, Inc. (the Company) is a consulting company specializing in reducing costs for client companies. Their core product, unemployment compensation cost control, is complimented with unemployment tax planning services, multistate tax audits and related services, software consulting solutions, and other employer business services. The Company's customers range in size from the very large (serving approximately one-third of the Fortune 500 Companies) to small employers with less than 200 employees. The customer base is dispersed throughout the United States and includes a broad cross section of industries.

       The Company is 100% owned by The Frick Company Employee Stock Ownership Plan (the ESOP).

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    USE OF ESTIMATES

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

       (b)    CASH AND CASH EQUIVALENTS

              The Company considers short-term securities purchased with an original maturity of three months or less to be cash equivalents.

       (c)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost. Depreciation and amortization are computed using both straight-line and accelerated methods over the estimated useful lives. Maintenance and repairs are charged to expense as incurred. The estimated useful lives of property and equipment are as follows:

                       Computer equipment                     5-7 years
                       Software                               3-5 years
                       Equipment                                7 years
                       Furniture and fixtures              7 - 10 years
                       Leasehold improvements              5 - 11 years


              The Company capitalizes certain internal and external costs incurred to develop internal-use computer software during the applications development stage. Such costs include payroll and payroll-related costs for employees directly associated with and who devote time to internal-use computer software projects.

       (d)    LEASES

              Operating leases with scheduled base rent increases over the term of the lease are charged to expense on the straight-line method over the term of the lease. The Company records a deferred credit to reflect the excess of rent expense over cash payments since the inception of the lease.

                                                                     (Continued)

                              JAMES E. FRICK, INC.
                          Notes to Financial Statements
                        December 31, 2001, 2000, and 1999


       (e)    REVENUE RECOGNITION

              The Company recognizes revenue for services straight-line over the life of the contract. Transaction fees are recorded as the services are provided. Revenue which is contingent upon achieving certain performance criteria is recognized when those criteria are met. Deferred revenue represents payments received or billings rendered for services to be performed in future periods. Unbilled accounts receivable represent revenues earned in excess of amounts billed.

       (f)    STOCK-BASED COMPENSATION

              The Company applies the intrinsic value-based method of accounting for employee stock options. Compensation cost is recognized over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

       (g)    INCOME TAXES

              The company has elected, by unanimous consent of its stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code and similar provisions of state income tax laws. Under those provisions, the Company will not be subject to Federal and state corporate income taxes on its taxable income. Instead, the stockholders will be liable for individual Federal and state income taxes on their respective shares of the Company's taxable income. The Company may incur built-in gains tax on the unrealized value of certain appreciated assets measured as of the effective date of the election, payable upon disposition, or realization.

(3)    INVESTMENTS IN TRADING SECURITIES

       Trading securities are recorded at fair value with unrealized gains and losses included in income. The fair value of substantially all securities is determined by quoted market prices. Book value approximates fair value for all securities. The basis of cost used in determining realized gains and losses is specific identification.

       The Company held no investments in trading securities at December 31, 2001. Investments in trading securities at December 31, 2000 were as follows:

                                                  (in thousands)
                 Cost                             $         350
                 Net unrealized losses                       33
                                                  -------------
                               Fair value         $         317
                                                  =============


                                                                    (Continued)

                              JAMES E. FRICK, INC.
                          Notes to Financial Statements
                        December 31, 2001, 2000, and 1999


(4)    PROPERTY AND EQUIPMENT

       Property and equipment consist of:

                                                          2001            2000
                                                        --------       ---------
                                                               (in thousands)
Computer equipment                                      $  5,267          5,107
Software                                                   5,315          4,942
Equipment                                                  1,626          1,043
Furniture and fixtures                                       445            394
Leasehold improvements                                       378            308
                                                        --------       --------
                                                          13,031         11,794

Accumulated depreciation and amortization                 (5,935)        (4,996)
                                                        --------       --------

                                                        $  7,096          6,798
                                                        ========       ========


       Depreciation and amortization expense totaled approximately $2.0 million, $1.3 million, and $993,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

(5)    FINANCING

       (a)    LINE OF CREDIT

              The Company has a line of credit agreement with a bank, which provides for borrowings of up to $1.5 million through April 15, 2002. Interest is payable monthly at the prime rate. The line balance must be repaid in full for at least 30 consecutive days of every quarter. The outstanding borrowings at December 31, 2000 were $950,000. There were no outstanding borrowings at December 31, 2001. The line is secured by accounts receivable and property and equipment of the Company.

              The bank financing agreement contains restrictive covenants regarding minimum net worth, limitations on capital spending and additional borrowing. The Company was in compliance with all debt covenants as of December 31, 2001.

       (b)    TERM NOTE

              During March 2001, the Company entered into a term note with a bank having an aggregate principal amount of $350,000 and which is secured by various assets of the Company. The note matures on March 27, 2004, and bears interest at an annual rate equal to the prime rate announced by the bank. The Company makes monthly principal payments of $9,028 on this note.

                                                                     (Continued)

                              JAMES E. FRICK, INC.
                          Notes to Financial Statements
                        December 31, 2001, 2000, and 1999


       (C)    CAPITAL LEASES

              The Company leases office and computer equipment under capital leases expiring at various dates through March 1, 2005. The leases call for monthly lease payments totaling approximately $15,500. The following is a schedule of future minimum lease payments under the capital leases together with the present value of the net minimum lease payments as of December 31, 2001:

                                                                                             AMOUNT
                                                                                         --------------
                                                                                         (in thousands)
              Year:
                  2002                                                                      $      186
                  2003                                                                             186
                  2004                                                                              41
                  2005                                                                               3
                                                                                            ----------
                        Total minimum lease payments                                               416

              Less amount representing estimated executory costs (such as maintenance),
               including profit thereon, included in total minimum lease payments                   46
                                                                                            ----------
                        Net minimum lease payments                                                 370

              Less amount representing interest (at rates ranging from 3.6% to 7.4%)                25
                                                                                            ----------
                        Present value of minimum lease payments                                    345

              Less current maturities of capital lease obligations                                 153
                                                                                            ----------
                        Capital lease obligations, less current maturities                  $      192
                                                                                            ==========


              Office and computer equipment acquired under capital leases in the amount of approximately $739,000 is included in property and equipment at December 31, 2001 and 2000. The accumulated amortization on the office and computer equipment amounted to approximately $422,000 and $283,000 at December 31, 2001 and 2000, respectively.

(6)    CONCENTRATION OF CREDIT RISK

       The Company places its temporary cash investments with financial institutions. However, at times such investments may be in excess of the FDIC insurance limit.

(7)    EMPLOYEE BENEFIT PLANS

       (a)    PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN

              The Company has a profit sharing and employee stock ownership plan which covers substantially all employees. The Company's contributions to the Plan are made at the discretion of the board of directors, certain members of which are also the Plan's trustees, with the contribution not to exceed 15% of total eligible compensation of the participants for a given year. The Company made cash contributions of $600,000 for each of the years ended December 31, 2001, 2000, and 1999.

                                                                     (Continued)

                              JAMES E. FRICK, INC.
                          Notes to Financial Statements
                        December 31, 2001, 2000, and 1999


       (b)    401(K) PLAN

              The Company has a 401(k) retirement benefit plan (the Plan), which covers substantially all employees. The Company's contributions to the Plan are made at the discretion of the board of directors. Participants may contribute to their individual accounts an amount not to exceed the maximum set by the Internal Revenue Code. The Company made matching contributions to the Plan of approximately $299,000, $292,000, and $263,000 for the years ended December 31,
              2001, 2000, and 1999, respectively

       (c)    INCENTIVE BONUS PLAN

              The Company has an incentive bonus plan, which provides for bonuses to key executives, management staff, and employees. Additionally, the Company has certain incentive bonus arrangements with its sales representatives and provides holiday bonuses to its employees. The aggregate total of such bonuses was approximately $1.4 million, $1.5 million, and $1.2 million, for the years ended December 31, 2001, 2000, and 1999, respectively. Accrued incentive compensation of approximately $802,000 and $690,000 is included in accrued compensation and payroll expenses at December 31, 2001 and 2000 respectively.

(8)    COMMITMENT

       The Company has a long-term contract for telephone services. At December 31, 2001, the Company was committed to pay future minimum service fees of $150,000 during 2002.

(9)    OPERATING LEASES

       The Company has lease agreements for office facilities, which expire in August 2006. These obligations provide for payment of utilities and certain other expenses, contain escalation clauses, and contain renewal options. The aggregate lease payments have been allocated over the lease period. Under the terms of the lease, the Company is liable for its proportionate share of operating costs in excess of the base amount. Rent of approximately $416,000 and $389,000 is deferred at December 31, 2001 and 2000 respectively. Additionally, the Company leases equipment and other office space under operating leases of various terms.

       Rent expense for all operating leases totaled approximately $1.8 million, $1.6 million, and $1.5 million for the years ended December 31, 2001, 2000, and 1999, respectively.

       Future minimum rental commitments under noncancelable operating lease arrangements are as follows:

                                                       AMOUNT
                                                 --------------------
                                                   (in thousands)

                  Year:
                      2002                       $          1,896
                      2003                                  1,816
                      2004                                  1,832
                      2005                                  2,084
                      2006                                  1,412
                                                 --------------------

                           Total                 $          9,040
                                                 ====================


                                                                     (Continued)

                              JAMES E. FRICK, INC.
                          Notes to Financial Statements
                        December 31, 2001, 2000, and 1999


(10)   STOCK OPTIONS

       The Company grants certain key employees options to purchase shares of Company common stock on terms and conditions prescribed in each stock option agreement.

       Stock option activity for the three years ended December 31, 2001 is as follows:

                                                                                                         WEIGHTED
                                                                                                         AVERAGE
                                                                                OPTIONS              EXERCISE PRICE
                                                                              ------------         -----------------
       Outstanding at December 31, 1998                                           198,500            $     19.86
       Granted                                                                     23,000                  31.25
       Cancelled                                                                  (14,000)                 16.69
       Reissued                                                                    14,000                  16.69
                                                                              ------------
       Outstanding at December 31, 1999                                           221,500                  21.04
       Granted                                                                         --                  --
       Cancelled                                                                  (14,000)                 16.69
       Reissued                                                                    14,000                  16.69
                                                                              ------------

       Outstanding at December 31, 2000                                           221,500                  21.04
       Granted                                                                         --                  --
       Cancelled                                                                  (16,000)                 18.15
       Reissued                                                                    14,000                  16.69
                                                                              ------------
       Outstanding at December 31, 2001                                           219,500                  20.97
                                                                              ============


       A summary of the Company's stock options outstanding at December 31, 2001 is as follows:

                                        NUMBER OF OPTIONS
       EXERCISE PRICE            OUTSTANDING            EXERCISABLE
     -------------------    -------------------    -------------------
      $    16.69                     140,000                140,000
           27.43                      57,000                 35,400
           31.25                      22,500                 10,500
                            -------------------    -------------------
                                     219,500                185,900
                            ===================    ===================


       In November 1992 the Company issued 140,000 options, which vested 20% per year. Beginning in 1998, 10% of these options expire each March 31 until March 31, 2007. The options issued in September 1999 vest 20% per year and expire 90 days after termination of employment. All other options will remain exercisable until termination or so long as the Company is taxed as an S corporation. No options have been exercised.

                                                                     (Continued)

                              JAMES E. FRICK, INC.
                          Notes to Financial Statements
                        December 31, 2001, 2000, and 1999


       During 2001, 2000, and 1999, the Company replaced 10% of each of the option grants made in November 1992, which expired March 31, with fully vested exercisable options to purchase the same number of shares, at the same price, so long as the Company is taxed as an S Corporation. As a result, the Company recognized compensation expense of approximately $340,000, $273,000, and $204,000, in 2001, 2000, and 1999, respectively.
       The expense is included in accrued compensation and payroll expenses.

       There was no compensation cost charged against income in connection with the granting of new options for the years ended December 31, 2001, 2000, and 1999. The Company applies the intrinsic method in accounting for its stock based compensation. Had the Company applied the fair value method, the Company's net income for the years ended December 31, 2001, 2000, and 1999 would have been approximately $2.0 million, $1.6 million, and $1.2 million, respectively. The fair value of the new options granted has been estimated at the date of grant using the Black-Scholes option pricing module (excluding a volatility assumption), assuming an expected life of eight years, risk-free interest rate of 5.2% and no dividend yield.

(11)   SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

       Cash paid during the year for interest totaled approximately $65,000, $53,000, and $40,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

(12)   SUBSEQUENT EVENTS

       On March 27, 2002, the Company entered into an agreement with TALX Corporation for the sale of all the Company's outstanding shares of stock. The total purchase price was approximately $80 million. In conjunction with the sale, the Company canceled the revolving credit agreement and repaid in full the term note.

              THE UNEMPLOYMENT COST MANAGEMENT SERVICES BUSINESS OF
                            GATES, McDONALD & COMPANY

                              Financial Statements

                        December 31, 2001, 2000, and 1999

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Gates, McDonald & Company:


We have audited the accompanying balance sheets of the Unemployment Cost Management Services Business of Gates, McDonald & Company and subsidiaries (the Company), a wholly owned subsidiary of Nationwide Corporation, as of December 31, 2001 and 2000, and the related statements of operations, net investment and advances, and cash flows for each of the years in the three-year period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Unemployment Cost Management Services Business of Gates, McDonald & Company and subsidiaries as of December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP

St. Louis, Missouri
June 25, 2002

              THE UNEMPLOYMENT COST MANAGEMENT SERVICES BUSINESS OF
                   GATES, McDONALD & COMPANY AND SUBSIDIARIES
                                 Balance Sheets
                           December 31, 2001 and 2000
                                 (In thousands)

                         ASSETS                                   2001             2000
                                                                 -------          -------

Current assets:
     Accounts receivable, net                                    $ 3,619            3,590
     Unbilled receivables                                          1,281              849
     Deferred tax assets                                             929              876
                                                                 -------          -------
                 Total current assets                              5,829            5,315
Property and equipment, net                                          879            1,135
Goodwill, net of accumulated amortization of $6,715 and
     $4,879 in 2001 and 2000, respectively                        20,792           22,629
                                                                 -------          -------
                 Total assets                                    $27,500           29,079
                                                                 =======          =======
             LIABILITIES AND NET INVESTMENT AND ADVANCES
Liabilities:
     Accrued payroll and pension expense                         $ 1,084              711
     Accrued expenses and other                                      738              495
     Deferred revenue                                                163              146
                                                                 -------          -------
                 Total liabilities                                 1,985            1,352
Net investment and advances                                       25,515           27,727
                                                                 -------          -------
                 Total liabilities and net investment
                    and advances                                 $27,500           29,079
                                                                 =======          =======

See accompanying notes to financial statements.

              THE UNEMPLOYMENT COST MANAGEMENT SERVICES BUSINESS OF
                   GATES, McDONALD & COMPANY AND SUBSIDIARIES
                            Statements of Operations
                  Years ended December 31, 2001, 2000, and 1999
                                 (In thousands)

                                                              2001             2000             1999
                                                             -------          -------          -------
Revenues                                                     $32,465           33,229           34,144
Cost of revenues                                              13,282           13,278           14,949
                                                             -------          -------          -------
                 Gross margin                                 19,183           19,951           19,195
                                                             -------          -------          -------
Operating expenses:
     Selling and marketing                                     7,139            7,482            7,560
     General and administrative                                7,611            8,354            8,098
                                                             -------          -------          -------
                 Total operating expenses                     14,750           15,836           15,658
                                                             -------          -------          -------
                 Operating income                              4,433            4,115            3,537
Interest expense                                                 906            1,202            1,104
                                                             -------          -------          -------
                 Earnings before income tax expense            3,527            2,913            2,433
Income tax expense                                             1,437            1,197            1,002
                                                             -------          -------          -------
                 Net earnings                                $ 2,090            1,716            1,431
                                                             =======          =======          =======

See accompanying notes to financial statements.

              THE UNEMPLOYMENT COST MANAGEMENT SERVICES BUSINESS OF
                   GATES, McDONALD & COMPANY AND SUBSIDIARIES
                   Statements of Net Investment and Advances
                  Years ended December 31, 2001, 2000, and 1999
                                 (In thousands)

                                                           NET
                                                        INVESTMENT
                                                       AND ADVANCES
                                                       ------------
Balance at December 31, 1998                             $ 33,650
Changes in net investment and advances                     (3,904)
Net earnings                                                1,431
                                                         --------
Balance at December 31, 1999                               31,177
Changes in net investment and advances                     (5,166)
Net earnings                                                1,716
                                                         --------
Balance at December 31, 2000                               27,727
Changes in net investment and advances                     (4,302)
Net earnings                                                2,090
                                                         --------
Balance at December 31, 2001                             $ 25,515
                                                         ========

See accompanying notes to financial statements.

              THE UNEMPLOYMENT COST MANAGEMENT SERVICES BUSINESS OF
                   GATES, McDONALD & COMPANY AND SUBSIDIARIES
                            Statements of Cash Flows
                  Years ended December 31, 2001, 2000 and 1999
                                 (in thousands)

                                                                             2001              2000              1999
                                                                            -------           -------           -------
Cash flows from operating activities:
     Net income                                                             $ 2,090             1,716             1,431
     Adjustments to reconcile net income to net cash provided by operating activities:
           Loss (gain) on disposal of property and equipment                     26              (139)                9
           Depreciation and amortization                                      2,345             2,946             3,683
           Deferred taxes                                                       (53)               27               (29)
           Changes in assets and liabilities:
              Accounts receivable, net                                          (29)              141              (100)
              Unbilled receivables                                             (432)             (303)             (271)
              Accrued payroll and pension expense                               373                30                86
              Accrued expenses and other liabilities                            243              (106)               55
              Deferred revenue                                                   17               (22)                9
                                                                            -------           -------           -------
                 Net cash provided by operating activities                    4,580             4,290             4,873
                                                                            -------           -------           -------
Cash flows from investing activities:
     Purchases of property and equipment                                       (278)             (259)             (969)
     Proceeds from sale of property and equipment                                --             1,135                --
                                                                            -------           -------           -------
                 Net cash used in investing activities                         (278)              876              (969)
                                                                            -------           -------           -------
Cash flows from financing activities:
     Changes in net investment and advances                                  (4,302)           (5,166)           (3,904)
                                                                            -------           -------           -------
                 Net cash used in financing activities                       (4,302)           (5,166)           (3,904)
                                                                            -------           -------           -------
                 Net increase in cash and cash equivalents                       --                --                --
Cash at beginning of year                                                        --                --
                                                                            -------           -------           -------
Cash at end of year                                                              --                --                --
                                                                            =======           =======           =======


See accompanying notes to financial statements.

             THE UNEMPLOYMENT COST MANAGEMENT SERVICES BUSINESS OF
                   GATES, McDONALD & COMPANY AND SUBSIDIARIES
                         Notes to Financial Statements
                        December 31, 2001, 2000 and 1999


(1)    ORGANIZATION

       The Unemployment Cost Management Services Business of Gates, McDonald & Company and subsidiaries (the Company) is a provider of integrated risk and employee benefit solutions. The Company provides services designed to help companies manage the costs associated with unemployment events.

       Gates, McDonald & Company (GatesMcDonald), is a wholly owned subsidiary of Nationwide Corporation (Nationwide).

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    BASIS OF FINANCIAL STATEMENT PRESENTATION AND USE OF ESTIMATES

              The Company is not a legal entity and since no direct ownership in the Company exists, GatesMcDonald's net investment in the Company is shown in lieu of stockholder's equity in the financial statements and includes the accumulation of transactions between the Company and GatesMcDonald as described below.

              Management believes the assumptions underlying the financial statements are reasonable. However, the financial position, results of operations, and cash flows as presented herein, may not be the same as would have occurred had the Company operated as a stand-alone entity during the periods presented and may not be indicative of future financial results.

              The financial statements include allocations of certain GatesMcDonald and Nationwide corporate expenses. Corporate expense allocations have been primarily charged based on the ratio of the Company's revenue to GatesMcDonald's consolidated revenues. The Company's allocated expenses primarily include administrative expenses such as accounting, information technology, human resources, legal, payroll, treasury and tax costs. Nationwide expenses allocated to the Company approximated $894,000, $374,000 and $278,000, during the years ended December 31, 2001, 2000 and 1999, respectively. GatesMcDonald expenses allocated to the Company approximated $2,662,000, $2,263,000 and $2,297,000, during the years ended December 31, 2001, 2000 and 1999, respectively. Additionally, charges for employee benefit costs are allocated to the Company as described in Note 5. GatesMcDonald's management believes the amount allocated for these services is a reasonable representation of the services performed or benefits received by the Company.

              Nationwide, and GatesMcDonald as a wholly owned subsidiary, use a centralized approach to cash management and the financing of operations. As a result, none of GatesMcDonald's cash, cash equivalents or debt has been allocated to the Company in the Company's financial statements. The net effect of all the Company's cash activities is included in net investment and advances.

              The Company's financial statements include interest expense of approximately $906,000, $1,202,000, and $1,104,000, for the years ended December 31, 2001, 2000, and 1999, respectively. Interest expense has been allocated based on the cash used by the Company, which is included in net investment and advances. The average interest rate was 7.5% in 2001. The amounts used to calculate interest expense do not necessarily reflect the level of indebtedness the Company would incur as a separate entity. The Company believes these are reasonable estimates of the cost of financing the Company's assets and operations. However, the Company may not be able to obtain financing at interest rates similar to those used for the interest expense calculation. Accordingly, the Company's interest expense and financing costs as a separate entity may be different than those reflected in the financial statements. The Company has made no cash payment for interest in the periods presented.

             THE UNEMPLOYMENT COST MANAGEMENT SERVICES BUSINESS OF
                   GATES, McDONALD & COMPANY AND SUBSIDIARIES
                         Notes to Financial Statements
                        December 31, 2001, 2000 and 1999



       (b)    DEPRECIATION AND AMORTIZATION

              Depreciation of office furniture, fixtures, and equipment is provided over the estimated useful lives of 5 to 7 years for the respective assets on the straight-line basis. Leasehold improvements and certain data processing equipment and software are amortized on the straight-line basis over the shorter of 3 to 5 years or the terms of the respective leases.

       (c)    GOODWILL

              Goodwill of acquired companies is being amortized on a straight-line basis over 15 years. The Company assesses the recoverability of goodwill on an annual basis. The determinants used for this evaluation include management's estimate of the asset's continuing ability to generate positive income from operations and positive cash flow in future periods as well as the strategic significance of the assets to the Company's business objectives.

       (d)    REVENUE RECOGNITION, UNBILLED RECEIVABLES, AND DEFERRED REVENUE

              The Company recognizes revenue for flat-fee contracts straight line over the life of the contract. Fees based on a percentage of customer payroll costs are recognized as those payroll costs are incurred by the customer. Transaction fees are recorded as the services are provided. Unemployment cost management services are billed either in advance or in arrears. Unbilled receivables represent service fees that have not yet been billed. Deferred revenue represents unearned service fees due to billings in advance.

       (e)    INCOME TAXES

              The operations of the Company are included in the consolidated income tax returns of Nationwide Mutual Insurance Company (NMIC), parent of Nationwide. Current and deferred taxes have been allocated to the Company as if taxes were computed on a stand-alone basis. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, measured at enacted tax rates expected to apply to taxable income in the years the tax consequences are projected to be recovered or settled. The Company has made no cash payment for income taxes in the periods presented.

(3)    ACCOUNTS RECEIVABLE

       Accounts receivable consist of the following:

                                                                                                DECEMBER 31
                                                                                 -------------------------------------------
                                                                                        2001                   2000
                                                                                 --------------------   --------------------
                                                                                                (In thousands)
      Accounts receivable                                                        $          5,441                  5,520
          Less allowance for doubtful accounts                                              1,822                  1,930
                                                                                 --------------------   --------------------

                                                                                 $          3,619                  3,590
                                                                                 ====================   ====================



   Billings are made in accordance with the terms of the individual contracts.

             THE UNEMPLOYMENT COST MANAGEMENT SERVICES BUSINESS OF
                   GATES, McDONALD & COMPANY AND SUBSIDIARIES
                         Notes to Financial Statements
                        December 31, 2001, 2000 and 1999


(4)    PROPERTY AND EQUIPMENT

       Property and equipment consists of the following:

                                                                                                DECEMBER 31
                                                                                 -------------------------------------------
                                                                                        2001                   2000
                                                                                 -------------------------------------------
                                                                                               (In thousands)
      Computer equipment                                                         $          1,872                  1,665
      Office furniture and equipment                                                        1,924                  1,951
      External software                                                                       195                    206
      Leasehold improvements                                                                  375                    324
                                                                                 --------------------   --------------------
                                                                                            4,366                  4,146

      Less accumulated depreciation and amortization                                        3,487                  3,011
                                                                                 --------------------   --------------------

                                                                                 $            879                  1,135
                                                                                 ====================   ====================


(5)    PENSION PLAN AND POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

       The Company, as a division of GatesMcDonald, is a participant, together with other affiliated companies, in a pension plan covering all employees who have completed at least one year of service and who have met certain age requirements. Plan contributions are invested in a group annuity contract of Nationwide Life Insurance Company (NLIC), an affiliated company. Benefits are based upon the highest average annual salary of a specified number of consecutive years of the last ten years of service. GatesMcDonald funds pension costs accrued for direct employees plus an allocation of pension costs accrued for employees of affiliates whose work efforts benefit GatesMcDonald.

       GatesMcDonald has allocated a portion of the total pension costs charged to operations to the Company based on headcount. Pension costs allocated to the Company during the years ended December 31, 2001, 2000, and 1999 approximated $385,000, $123,000, and $169,000, respectively.

       In addition to the defined benefit pension plan, the Company, as a division of GatesMcDonald, together with other affiliated companies, participates in life and health care defined benefit plans for qualifying retirees. Postretirement life and health care benefits are contributory and generally available to full time employees who have attained age 55 and have accumulated 15 years of service with GatesMcDonald after reaching age 40. Postretirement health care benefit contributions are adjusted annually and contain cost-sharing features such as deductibles and coinsurance. In addition, there are caps on GatesMcDonald's portion of the per-participant cost of the postretirement health care benefits. These caps can increase annually, but not more than 3%. GatesMcDonald's policy is to fund its portion of total costs accrued based upon its participation in the plan. Plan assets are invested primarily in group annuity contracts of NLIC.

       GatesMcDonald elected to amortize over a 20-year period its portion of the estimated accumulated postretirement benefit obligation (APBO) as of January 1, 1993. Accordingly, an unrecognized net transition obligation of approximately $2,188,000 was identified and amortization expense of approximately $203,000 was recorded by GatesMcDonald in 2001, 2000 and 1999. These amounts are not reflected in the following tables, which relate to the plan as a whole.

       GatesMcDonald has allocated net periodic postretirement benefit cost (NPPBC) to the Company based on headcount. The NPPBC allocated to the Company during the years ended December 31, 2001, 2000, and 1999 approximated $117,000, $136,000, and $199,000, respectively.

             THE UNEMPLOYMENT COST MANAGEMENT SERVICES BUSINESS OF
                   GATES, McDONALD & COMPANY AND SUBSIDIARIES
                         Notes to Financial Statements
                        December 31, 2001, 2000 and 1999


       Information regarding the funded status of the pension plan as a whole and the postretirement life and health care benefit plan as a whole as of December 31, 2001 and 2000 follows:

                                                                                        PENSION BENEFITS
                                                                            ------------------------------------------
                                                                                   2001                  2000
                                                                            -------------------   --------------------
                                                                                          (In millions)
Change in benefit obligation:
    Benefit obligation at beginning of year                                 $      1,981.7               1,811.4
    Service cost                                                                      89.3                  81.4
    Interest cost                                                                    129.1                 125.3
    Actuarial (gain) loss                                                             (5.8)                 34.8
    Plan amendment                                                                    27.7                  --
    Benefits paid                                                                    (89.8)                (71.2)
                                                                            -------------------   --------------------

    Benefit obligation at end of year                                              2,132.2               1,981.7
                                                                            -------------------   --------------------

Change in plan assets:
    Fair value of plan assets at beginning of year                                 2,337.1               2,247.6
    Actual return (loss) on plan assets                                              (46.6)                140.9
    Plan curtailment                                                                  --                    19.8
    Benefits paid                                                                    (89.8)                (71.2)
                                                                            -------------------   --------------------

    Fair value of plan assets at end of year                                       2,200.07              2,337.1
                                                                            -------------------   --------------------

Funded status                                                                         68.5                 355.4
Unrecognized prior service cost                                                       49.5                  25.0
Unrecognized net gains                                                               (79.3)               (311.7)
Unrecognized asset obligation at transition                                           (5.1)                 (6.4)
                                                                            -------------------   --------------------

              Prepaid benefit cost                                          $         33.6                  62.3
                                                                            ===================   ====================


                                                                                          POSTRETIREMENT BENEFITS
                                                                                 -------------------------------------------
                                                                                        2001                   2000
                                                                                 --------------------   --------------------
                                                                                               (In millions)

      Change in benefit obligation:
          Benefit obligation at beginning of year                                $        276.4                  239.8
          Service cost                                                                     12.6                   12.2
          Interest cost                                                                    21.4                   18.7
          Actuarial loss                                                                   20.2                   16.1
          Plan amendment                                                                    0.2                   --
          Benefits paid                                                                   (16.8)                 (10.4)
                                                                                 --------------------   --------------------

          Benefit obligation at end of year                                               314.0                  276.4
                                                                                 --------------------   --------------------

      Change in plan assets:
          Fair value of plan assets at beginning of year                                  119.4                   91.3
          Actual return (loss) on plan assets                                              (0.2)                  12.2
          Employer contribution                                                            17.3                   26.3
          Benefits paid                                                                   (16.8)                 (10.4)
                                                                                 --------------------   --------------------

          Fair value of plan assets at end of year                                        119.7                  119.4
                                                                                 --------------------   --------------------

      Unfunded status                                                                    (194.3)                (157.0)
      Unrecognized prior service cost                                                       0.2                   --
      Unrecognized net gains                                                               (4.0)                (134.1)
      Unrecognized net asset obligation at transition                                       0.8                    1.0
                                                                                 --------------------   --------------------

                    Accrued benefit cost                                         $       (197.3)                (190.1)
                                                                                 ====================   ====================

             THE UNEMPLOYMENT COST MANAGEMENT SERVICES BUSINESS OF
                   GATES, McDONALD & COMPANY AND SUBSIDIARIES
                         Notes to Financial Statements
                        December 31, 2001, 2000 and 1999


       Assumptions used in calculating the funded status of the pension plan and postretirement life and health care benefit plan were as follows:

                                                                                              PENSION BENEFITS
                                                                                 -------------------------------------------
                                                                                        2001                   2000
                                                                                 --------------------   --------------------

      Weighted average discount rate                                                      6.50%                  6.75%
      Rate of increase in future compensation levels                                      4.75%                  5.00%

                                                                                          POSTRETIREMENT BENEFITS
                                                                                 -------------------------------------------
                                                                                        2001                   2000
                                                                                 --------------------   --------------------
      Weighted average discount rate                                                      7.25%                  7.50%

      Assumed health care cost trend rate:
          Initial rate                                                                   11.00%                 11.00%
          Ultimate rate                                                                   5.50%                  5.50%
          Declining period                                                              4 years                4 years

       The components of net periodic pension cost for the pension plan as a whole for the years ended December 31, 2001, 2000 and 1999 follows:

                                                                        2001                   2000                   1999
                                                                 --------------------   --------------------  --------------------
                                                                                           (In millions)

      Service cost (benefits earned during the period)           $         89.3                   81.4                  80.0
      Interest cost on projected benefit obligation                       129.1                  125.3                 109.9
      Expected return on plan assets                                     (183.8)                (184.5)               (160.3)
      Recognized gains                                                     (7.8)                 (11.8)                 (9.1)
      Amortization of prior service cost                                    3.2                    3.2                   3.2
      Amortization of unrecognized transition asset                        (1.3)                  (1.3)                 (1.4)
                                                                 --------------------   --------------------  --------------------

                                                                  $         28.7                   12.3                 22.3
                                                                 ====================   ====================  ====================

       Assumptions used in calculating the net periodic pension cost for the pension plan were as follows:

                                                                        2001                   2000                  1999
                                                                 --------------------   --------------------  --------------------
      Weighted average discount rate                                      6.75%                  7.00%                  6.08%
      Rate of increase in future compensation levels                      5.00%                  5.25%                  4.33%
      Expected long-term rate of return on plan assets                    8.00%                  8.25%                  7.33%

             THE UNEMPLOYMENT COST MANAGEMENT SERVICES BUSINESS OF
                   GATES, McDONALD & COMPANY AND SUBSIDIARIES
                         Notes to Financial Statements
                        December 31, 2001, 2000 and 1999


       The components of NPPBC for the postretirement benefit plan as a whole for the years ended December 31, 2001, 2000 and 1999 were as follows:

                                                                                      2001             2000           1999
                                                                                 ---------------   -------------  -------------
                                                                                                   (In millions)

      Service cost (benefits attributed to employee service during the year)     $         12.6          12.2           14.2
      Interest cost on accumulated postretirement benefit obligation                       21.4          18.7           17.6
      Expected return on plan assets                                                       (9.6)         (7.9)          (4.8)
      Amortization of unrecognized transition obligation of affiliates                      0.6           0.6            0.6
      Net amortization and deferral                                                        (0.4)         (1.3)          (0.5)
                                                                                 ---------------   -------------  -------------

                                                                                 $         24.6          22.3           27.1
                                                                                 ===============   =============  =============

       Actuarial assumptions used for the measurement of the NPPBC for the postretirement benefit plan for 2001, 2000 and 1999 were as follows:

                                                                          2001                   2000                  1999
                                                                   --------------------   --------------------  --------------------
      Discount rate                                                         7.50%                  7.80%               6.65%
      Long term rate of return on plan assets, net of tax in 1999           8.00%                  8.30%               7.15%
      Assumed health care cost trend rate:
          Initial rate                                                     11.00%                 13.00%              15.00%
          Ultimate rate                                                     5.50%                  5.50%               5.50%
          Declining period                                                4 years                5 years             5 years

       Because current plan costs are very close to the employer dollar caps, the health care cost trend has an immaterial effect on plan obligations and expense for the postretirement benefit plan as a whole. For this reason, the effect of a one percentage point increase or decrease in the assumed health care cost trend rate on the APBO as of December 31, 2001 and on the NPPBC for the year ended December 31, 2001 was not calculated.

             THE UNEMPLOYMENT COST MANAGEMENT SERVICES BUSINESS OF
                   GATES, McDONALD & COMPANY AND SUBSIDIARIES
                         Notes to Financial Statements
                        December 31, 2001, 2000 and 1999



(6)    INCOME TAXES

       Income tax expense consists of the following:

                                                                  2001                  2000                   1999
                                                           -------------------   --------------------   --------------------
                                                                                   (In thousands)
      Current:
         Federal                                           $          1,176                   923                    813
         State                                                          314                   246                    217

      Deferred:
         Federal                                                        (41)                   21                    (23)
         State                                                          (12)                    6                     (6)
                                                           -------------------   --------------------   --------------------

                    Total income tax expense               $          1,437                 1,197                  1,002
                                                           ===================   ====================   ====================

       A reconciliation of income tax expense using the statutory Federal income tax rate of 34% of actual income to tax expense follows:

                                                                  2001                  2000                   1999
                                                           -------------------   --------------------   --------------------
                                                                                    (in thousands)
      Expected income tax expense                          $          1,199                   990                    827
      State and local taxes, net of Federal income
          tax benefit                                                   200                   167                    139
      Nondeductible expenses                                             23                    27                     25
      Other                                                              15                    13                     11
                                                           -------------------   --------------------   --------------------

                    Total income tax expense               $          1,437                 1,197                  1,002
                                                           ===================   ====================   ====================

       The tax effects of temporary differences that give rise to significant components of the net deferred tax asset as of December 31, 2001 and 2000 are as follows:

                                                                                        2001                   2000
                                                                                 --------------------   --------------------
                                                                                                 (In thousands)
      Deferred tax assets:
          Allowance for doubtful receivables                                     $            728                    772
          Accrued pension expense                                                             201                    104
                                                                                 --------------------   --------------------

                    Total deferred tax asset                                     $            929                    876
                                                                                 ====================   ====================

       The Company has determined that valuation allowances for its deferred tax assets are not necessary as of December 31, 2001 and 2000 based on its analysis of future deductible amounts. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income, past taxable income for which future income may be carried-back, and tax planning strategies in making this assessment. Management believes it is more likely than not the Company will realize the benefits of these future deductible amounts.

             THE UNEMPLOYMENT COST MANAGEMENT SERVICES BUSINESS OF
                   GATES, McDONALD & COMPANY AND SUBSIDIARIES
                        December 31, 2001, 2000 and 1999


(7)    COMMITMENTS AND RELATED PARTY TRANSACTIONS

       The Company leases its branch offices under third party operating leases that expire through 2008. A summary of long-term lease commitments follows:

                                                      (IN THOUSANDS)
                                                    -------------------
Year ending December 31:
    2002                                            $          1,665
    2003                                                       1,545
    2004                                                       1,100
    2005                                                         700
    2006                                                         437
    Thereafter                                                   573
                                                    -------------------

              Total                                 $          6,020
                                                    ===================

(8)    CONTINGENCIES

       The Company is involved in various legal actions arising in the ordinary course of business. In the opinion of management, based upon its review of the issues, any settlements not specifically accrued at December 31, 2001 would not have a material adverse effect on the Company's financial position or results from operations.

(9)    SUBSEQUENT EVENT

       On March 27, 2002, GatesMcDonald entered into an agreement to sell certain of the assets and transfer certain of the liabilities of the Company to TALX Corporation for a total purchase price of $43,250,000.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements have been derived from the application of pro forma adjustments to the historical financial statements of TALX Corporation and its Ti3, Inc. subsidiary (TALX), James E. Frick, Inc. (Frick), and the unemployment cost management business of Gates, McDonald & Company and Subsidiaries (GMD). TALX Corporation had previously acquired Ti3, Inc. (Ti3) on July 2, 2001.

The unaudited pro forma combined balance sheet as of December 31, 2001, gives effect to the acquisitions of Frick and GMD as if they occurred on December 31, 2001. The unaudited pro forma combined statement of earnings for the nine months ended December 31, 2001, gives effect to the acquisitions of Ti3, Frick and GMD as if they occurred on April 1, 2001. The amounts in the column entitled "Historical TALX" include the accounts of Ti3 for the period July 2, 2001 to December 31, 2001. The amounts in the column entitled "Historical Ti3" include the accounts of Ti3 for the period April 1, 2001 to July 1, 2001.

The unaudited pro forma combined statement of earnings for the fiscal year ended March 31, 2001, give effect to the acquisitions of Ti3, Frick and GMD as if they had occurred on April 1, 2000. The columns entitled "Historical TALX" and "Historical Ti3" include the accounts of the companies for the fiscal year ended March 31, 2001. The columns entitled "Historical Frick" and "Historical GMD" include the accounts of the companies for the fiscal year ended December 31, 2000.

Certain income statement amounts for Frick have been reclassified to conform with the TALX presentation. The unaudited pro forma combined financial statements should be read in conjunction with the financial statements of TALX, Ti3, Frick, and GMD.

The pro forma adjustments are described in the notes to the unaudited pro forma combined financial statements and are based on available information and assumptions that management believes are reasonable. The unaudited pro forma combined financial statements do not purport to present the financial position or results of operations of TALX had the acquisitions occurred on the date specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma combined financial statements do not reflect any adjustments for the benefits that management expects to realize in connection with the acquisitions. No assurances can be made as to the amount or timing of the benefits, if any, that may be realized.

The acquisitions will be accounted for using the purchase method of accounting. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the acquisitions, over the fair value of the assets acquired is classified as goodwill on the accompanying unaudited pro forma combined balance sheet. The estimated fair values and useful lives of assets acquired and liabilities assumed are based upon a preliminary valuation and are subject to final valuation adjustments.

                                TALX CORPORATION
                   Unaudited Pro Forma Combined Balance Sheet
                               December 31, 2001
                                 (in thousands)


                                                                                     HISTORICAL
                                                                                       BEFORE
                                                 HISTORICAL  HISTORICAL  HISTORICAL   PRO FORMA   PRO FORMA ADJUSTMENTS    PRO FORMA
                                                   TALX        FRICK        GMD      ADJUSTMENTS   (2a)         (2b)       COMBINED
                                                 ----------  ----------  ----------  ----------- ---------    ---------    ---------
ASSETS
Cash                                             $   6,357   $   1,976   $       -   $   8,333   $       -    $  (8,333)   $       -
Short term investments                              84,997           -           -      84,997           -      (84,997)           -
Receivables, net                                     7,301       4,118       3,619      15,038           -            -       15,038
Inventories                                            125           -           -         125           -            -          125
Prepaid exp and other current assets                 4,687       1,300       2,210       8,197      (2,210)           -        5,987
                                                 ---------   ---------   ---------   ---------   ---------    ---------    ---------
    Current assets                                 103,467       7,394       5,829     116,690      (2,210)     (93,330)      21,150
Property and equipment, net                          4,839       7,096         879      12,814           -            -       12,814
Goodwill and other intangible assets                11,323           -      20,792      32,115     (20,792)     114,419      125,742
Other assets                                         4,565         190           -       4,755           -          348        5,103
                                                 ---------   ---------   ---------   ---------   ---------    ---------    ---------
    Total                                        $ 124,194   $  14,680   $  27,500   $ 166,374   $ (23,002)   $  21,437    $ 164,809
                                                 =========   =========   =========   =========   =========    =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable                                 $     727   $   1,100   $       -   $   1,827   $       -    $     640    $   2,467
Accrued expenses and other current liabilities       3,105       2,885       1,822       7,812      (1,822)       3,967        9,957
Deferred income                                        860       1,117         163       2,140           -            -        2,140
                                                 ---------   ---------   ---------   ---------   ---------    ---------    ---------
Current liabilities                                  4,692       5,102       1,985      11,779      (1,822)       4,607       14,564
Bank debt and capital lease obligations                  -         327           -         327           -       30,000       30,327
Other non-current liabilities                          317         416           -         733           -            -          733
                                                 ---------   ---------   ---------   ---------   ---------    ---------    ---------
    Total liabilities                                5,009       5,845       1,985      12,839      (1,822)      34,607       45,624

Shareholders' equity/net investment and advances   119,185       8,835      25,515     153,535     (21,180)     (13,170)     119,185
                                                 ---------   ---------   ---------   ---------   ---------    ---------    ---------
    Total                                        $ 124,194   $  14,680   $  27,500   $ 166,374   $ (23,002)   $  21,437    $ 164,809
                                                 =========   =========   =========   =========   =========    =========    =========


                                TALX CORPORATION

               Unaudited Pro Forma Combined Statement of Earnings
                  For the Nine Months Ended December 31, 2001
                (in thousands, except share and per share data)



                                                                                                HISTORICAL
                                                                                                  BEFORE
                                     HISTORICAL    HISTORICAL     HISTORICAL     HISTORICAL      PRO FORMA
                                        TALX           TI3           FRICK          GMD         ADJUSTMENTS
                                      --------      --------       --------       --------       --------
Revenue                               $ 34,400      $    781       $ 31,046       $ 24,523       $ 90,750
Cost of revenues                        16,034           457         16,769          9,897         43,157
                                      --------      --------       --------       --------       --------
    Gross margin                        18,366           324         14,277         14,626         47,593
Operating expenses                      14,855           402         11,926         11,161         38,344
                                      --------      --------       --------       --------       --------
    Operating income                     3,511           (78)         2,351          3,465          9,249
Other income (expense)                   1,163            (5)           (70)          (590)           498
                                      --------      --------       --------       --------       --------

    Earnings before income taxes         4,674           (83)         2,281          2,875          9,747
Income tax expense                       1,736           (33)             -          1,150          2,853
                                      --------      --------       --------       --------       --------

    Net earnings                      $  2,938      $    (50)       $  2,281       $  1,725       $  6,894
                                      ========      ========       ========       ========       ========
Earnings per share:
     Primary                          $   0.25
                                      ========
     Diluted                          $   0.24
                                      ========

Shares outstanding - Primary            11,863           376              -              -         12,239
                                      ========      ========       ========       ========       ========
Shares outstanding - Diluted            12,287           376              -              -         12,663
                                      ========      ========       ========       ========       ========


                                                                     PRO FORMA ADJUSTMENTS
                                        ---------------------------------------------------------------
                        HISTORICAL
                          BEFORE         (3a)        (3b)       (3c)      (3d)        (3e)        (3f)
                         PRO FORMA       NO INT      DEBT      FRICK      GMD        INTANG       FRICK    PRO FORMA
                        ADJUSTMENTS      INCOME     SERVICE     DEBT      DEBT        AMORT       TAXES    COMBINED
                         --------        ------     -------     ----      ----       ------       -----    ---------
Revenue                  $ 90,750       $     -     $    -      $  -      $   -     $      -      $    -   $ 90,750
Cost of revenues           43,157             -          -         -          -            -           -     43,157
                         --------       -------     ------      ----      -----     --------      ------   --------
    Gross margin           47,593             -          -         -          -            -           -     47,593
Operating expenses         38,344             -          -         -          -        1,425           -     39,769
                         --------       -------     ------      ----      -----     --------      ------   --------
    Operating income        9,249             -          -         -          -       (1,425)          -      7,824
Other income (expense)        498        (1,121)    (1,013)       47        590            -           -       (999)
                         --------       -------     ------      ----      -----     --------      ------   --------

    Earnings before
      income taxes          9,747        (1,121)    (1,013)       47        590       (1,425)          -      6,825
Income tax expense          2,853          (448)      (405)       19        236         (570)        912      2,597
                         --------       -------     ------      ----      -----     --------      ------   --------

    Net earnings         $  6,894       $  (673)    $ (608)     $ 28      $ 354     $   (855)     $ (912)  $  4,228
                         ========       =======     ======      ====      =====     ========      ======   ========
Earnings per share:
     Primary                                                                                               $   0.35
                                                                                                           ========
     Diluted                                                                                               $   0.33
                                                                                                           ========

Shares outstanding -
  Primary                  12,239                                                                            12,239
                         ========                                                                          ========
Shares outstanding -
  Diluted                  12,663                                                                            12,663
                         ========                                                                          ========



                                TALX CORPORATION
               Unaudited Pro Forma Combined Statement of Earnings
                    For the Fiscal Year Ended March 31, 2001
                (in thousands, except share and per share data)

                                   HISTORICAL    HISTORICAL   HISTORICAL     HISTORICAL    HISTORICAL
                                      TALX           TI3        FRICK           GMD          BEFORE
                                   YEAR ENDED    YEAR ENDED   YEAR ENDED     YEAR ENDED     PRO FORMA
                                    3/31/01        3/31/01     12/31/00       12/31/00     ADJUSTMENTS
                                   ----------    ----------   ----------     ----------    -----------
Revenue                            $   41,087    $    3,608   $   32,790     $   33,229    $   110,714
Cost of revenues                       20,200         2,166       18,695         13,278         54,339
                                   ----------    ----------   ----------     ----------    -----------
    Gross margin                       20,887         1,442       14,095         19,951         56,375
Operating expenses                     14,151         1,249       12,463         15,836         43,699
                                   ----------    ----------   ----------     ----------    -----------
    Operating income                    6,736           193        1,632          4,115         12,676
Other income (expense)                    562           (21)         (53)        (1,202)          (714)
                                   ----------    ----------   ----------     ----------    -----------

    Earnings before income taxes        7,298           172        1,579          2,913         11,962
Income tax expense                      2,990            70            -          1,197          4,257
                                   ----------    ----------   ----------     ----------    -----------

    Net earnings                   $    4,308    $      102   $    1,579     $    1,716    $     7,705
                                   ==========    ==========   ==========     ==========    ===========
Earnings per share:
     Primary                       $     0.42
                                   ==========
     Diluted                       $     0.41
                                   ==========

Shares outstanding - Primary           10,256          376             -              -        10,632
                                   ==========    ==========   ==========     ==========    ===========
Shares outstanding - Diluted           10,527          376             -              -        10,903
                                   ==========    ==========   ==========     ==========    ===========


                                                                  PRO FORMA ADJUSTMENTS
                                   HISTORICAL   ---------------------------------------------------------
                                     BEFORE      (3a)      (3b)      (3c)      (3d)     (3e)        (3f)
                                   PRO FORMA    NO INT     DEBT      FRICK     GMD      INTANG      FRICK     PRO FORMA
                                  ADJUSTMENTS   INCOME    SERVICE    DEBT      DEBT     AMORT       TAXES     COMBINED
                                  -----------   -------   -------    -----     -----    ------      -----     --------
Revenue                           $   110,714   $    -    $    -     $   -     $    -  $       -   $     -     $ 110,714
Cost of revenues                       54,339        -         -         -          -          -         -        54,339
                                  -----------   -------   -------    -----     ------  ---------   -------      --------
    Gross margin                       56,375        -         -         -          -          -         -        56,375
Operating expenses                     43,699        -         -         -          -      1,900         -        45,599
                                  -----------   -------   -------    -----     ------  ---------   -------      --------
    Operating income                   12,676        -         -         -          -     (1,900)        -        10,776
Other income (expense)                   (714)    (539)   (1,350)       53      1,202          -         -        (1,348)
                                  -----------   -------   -------    -----     ------  ---------   -------      --------

    Earnings before income taxes       11,962     (539)   (1,350)       53      1,202     (1,900)        -         9,428
Income tax expense                      4,257     (216)     (540)       21        481       (760)      632         3,875
                                  -----------   -------   -------    -----     ------  ---------   -------      --------

    Net earnings                  $     7,705   $ (323)   $ (810)    $  32     $  721  $  (1,140)  $  (632)     $  5,553
                                  ===========   =======   =======    =====     ======  =========   =======      ========
Earnings per share:
     Primary                                                                                                    $   0.52
                                                                                                                ========
     Diluted                                                                                                    $   0.51
                                                                                                                ========

Shares outstanding - Primary          10,632                                                                      10,632
                                  ===========                                                                   ========
Shares outstanding - Diluted          10,903                                                                      10,903
                                  ===========                                                                   ========

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

The unaudited pro forma combined balance sheet as of December 31, 2001, gives effect to the acquisitions of Frick and GMD as if they had occurred on December 31, 2001. The unaudited pro forma combined statements of earnings for the year ended March 31, 2001 and the nine months ended December 31, 2001, give effect to these acquisitions as well as the Ti3 acquisition as if they had occurred on April 1, 2000 and April 1, 2001, respectively. These statements are prepared on the basis of accounting for the acquisitions as purchase business combinations.

The financial statements of Frick and GMD for the nine months ended December 31, 2001 were derived by deducting the three months ended March 31, 2001 from the historical financial statements of each company for the year ended December 31, 2001. Summarized operating information about the deducted quarter is as follows (in thousands):

                                                     Frick                GMD
                                                 ------------       ------------
Revenues                                                8,819              7,942
Expenses                                                9,094              7,577
                                                 ------------       ------------
Net Income                                               (275)               365
                                                 ============       ============

NOTE 2.  PURCHASE PRICE AND PURCHASE PRICE ALLOCATION

(a) Pursuant to the asset purchase agreement, certain assets and liabilities of GMD were not acquired or assumed by TALX.


(b) TALX paid approximately $79.7 million for Frick and $44.3 million for GMD, including transaction costs, in cash. TALX financed the transactions, in part, with a three-year, $30,000,000 term loan.

The acquisitions will be accounted for using the purchase method of accounting. The acquisitions will therefore result in an allocation of purchase price to the tangible and intangible assets of Frick and GMD. This allocation reflects an estimate of the fair value of assets to be acquired by TALX based upon available information. This allocation will be adjusted based on the final determination of asset values.

The purchase price of approximately $124.0 million was allocated to the fair value of the net assets acquired and to goodwill as follows (in thousands):

                                                                Frick                GMD
                                                             ------------       ------------
Cash and cash equivalents                                    $      1,976       $         --
Trade receivables                                                   4,118              3,619
Property and equipment                                              7,096                879
Other assets                                                        1,490                348
Accounts payable                                                   (1,100)                --
Other liabilities                                                  (8,712)              (163)
Goodwill                                                           67,444             28,288
Identifiable intangible assets                                      7,358             11,329
                                                             ------------       ------------
  Aggregate purchase price                                   $     79,670       $     44,300
                                                             ============       ============

In the table above, GMD's other assets include the prepaid debt issuance costs related to the $30,000,000 term loan and Frick's other liabilities includes tax obligations related to the Frick acquisition.

NOTE 3.  UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS ADJUSTMENTS

a) The pro forma adjustments reflect the reduction of interest income on invested funds as these funds were used to purchase the acquired companies.
b) The pro forma adjustments reflect interest expense on $30 million of borrowed funds at a 4.5% interest rate, as these funds were used to purchase the acquired companies.
c) The pro forma adjustments reflect the reduction of interest expense on debt not acquired in the Frick acquisition.
d) The pro forma adjustments reflect the reduction of interest expense on debt not acquired in the GMD acquisition.
e) The pro forma adjustments reflect the amortization, using a ten year life, of identifiable intangible assets of $19 million which is the estimated fair value of these assets from an independent third party appraiser. The intangible assets are being amortized in accordance with Financial Accounting Standards Board Statement No. 142, "Goodwill and Intangible Assets" (FAS 142). In accordance with FAS 142, no amortization has been recorded for the goodwill acquired.
f) The pro forma adjustments reflect the pro forma income taxes on Frick income, as the historical Frick presentation reflects its status as a Subchapter S Corporation.

An estimated tax rate of 40% has been applied to the proforma adjustments, which management believes to be the tax rate that would have been incurred had the acquisitions occurred on the date specified.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 25, 2002                    TALX CORPORATION

                                 By:   /s/ Craig N. Cohen
                                       ----------------------------
                                       Craig N. Cohen
                                       Vice President - Application Services and
                                       Software, and Chief Financial Officer

                                INDEX TO EXHIBITS

EXHIBIT                                  DESCRIPTION
  NO.

2.1 Asset Purchase Agreement between Gates, McDonald & Company and Garcia Acquisition Sub, Inc. dated as of March 27, 2002*
2.2 Escrow Agreement by and among Garcia Acquisition Sub, Inc., Gates, McDonald & Company and LaSalle Bank National Association dated as of March 27, 2002*
2.3 Acquisition Agreement by and among the James E. Frick Profit Sharing and Employee Stock Ownership Plan and the principal holders of options to acquire capital stock of James E. Frick, Inc. and TALX Corporation dated as of March 27, 2002*
2.4 Escrow Agreement by and among TALX Corporation, Falcon, LLC and UMB Bank, N.A. dated as of March 27, 2002*
2.5 Lease Services Agreement by and between Gates, McDonald & Company and Garcia Acquisition Sub, Inc. dated as of March 27, 2002*
2.6 Employee Services Agreement by and between Nationwide Mutual Insurance Company and Garcia Acquisition Sub, Inc. dated as of March 27, 2002*
2.7 Master Transition Services Agreement by and between Gates, McDonald & Company and Garcia Acquisition Sub, Inc. dated as of March 27, 2002*
2.8 Intellectual Property License Agreement by and between Gates, McDonald & Company and Garcia Acquisition Sub, Inc. dated as of March 27, 2002*
10.1 Loan Agreement among LaSalle Bank National Association, Southwest Bank of St. Louis and TALX Corporation dated as of March 27, 2002*
10.2 Security Agreement executed and delivered by TALX Corporation in favor of LaSalle Bank National Association dated as of March 27, 2002*
10.3 Security Agreement executed and delivered by Ti3, Inc. in favor of LaSalle Bank National Association dated as of March 27, 2002*
10.4 Security Agreement executed and delivered by Garcia Acquisition Sub, Inc. in favor of LaSalle Bank National Association dated as of March 27, 2002*
10.5 Security Agreement executed and delivered by James E. Frick, Inc. in favor of LaSalle Bank National Association dated as of March 27, 2002*
10.6 Collateral Assignment of Asset Purchase Agreement executed and delivered by Garcia Acquisition Sub, Inc. in favor of LaSalle Bank National Association dated as of March 27, 2002*
10.7 Collateral Assignment of Asset Purchase Agreement executed and delivered by TALX Corporation in favor of LaSalle Bank National Association dated as of March 27, 2002*
10.8 Stock Pledge of Ti3 Stock executed and delivered by TALX Corporation in favor of LaSalle Bank National Association dated as of March 27, 2002*
10.9 Stock Pledge of Garcia Stock executed and delivered by TALX Corporation in favor of LaSalle Bank National Association dated as of March 27, 2002*
10.10 Stock Pledge of Frick Stock executed and delivered by TALX Corporation in favor of LaSalle Bank National Association dated as of March 27, 2002*

10.11 Guaranty executed and delivered by Ti3, Inc. in favor of LaSalle Bank National Association dated as of March 27, 2002*
10.12 Guaranty executed and delivered by Garcia Acquisition Sub, Inc. in favor of LaSalle Bank National Association dated as of March 27, 2002*
10.13 Guaranty executed and delivered by James E. Frick, Inc. in favor of LaSalle Bank National Association dated as of March 27, 2002*
 23.1  Consent of KPMG LLP
 23.2  Consent of Rubin, Brown, Gornstein & Co. LLP
 99.1  Press Release, dated March 27, 2002*

*Previously filed